Exhibit 10.1

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of June 10, 2019 by and between SMTC Corporation, a Delaware corporation (the “Company”) and Casey Capital, LLC (“CC”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 8 hereof.

WHEREAS, the Company has determined to conduct a rights offering (the “Rights Offering”) to allow its stockholders and the holders of the Company’s 2018 warrants (the “2018 Warrants Holders”, and together with the stockholders, the “Holders”) (as of record on May 24, 2019) the right to purchase shares of its common stock, par value $0.01 per share (the “Common Stock”), in proportion to the number of shares of Common Stock that each Holder of the Company owns (and in the case of the 2018 Warrants Holders, the shares exercisable by the 2018 Warrants Holders) as of the record date (each a “Right” and, collectively, the “Rights”), at a price per share of $3.14, which is equal to that offered to Holders in the Rights Offering (the “Subscription Price”), as to be further described in a registration statement filed by the Company with the Commission, the related prospectus to be filed with the Commission (collectively, the “Shelf Takedown Documents”) and the offering materials related thereto to be provided to Holders (together, with the Shelf Takedown Documents, the “Offering Documents”); and

WHEREAS, CC has committed to purchase a number of shares of Common Stock having an aggregate dollar value equal to $2,000,000, at a price per share equal to the Subscription Price (the “Total Subscription”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1    Subscription Commitment.

(a)            Material Terms of the Rights Offering. The material terms of the Rights Offering shall be as set forth in the Offering Documents, which will reflect the material terms set forth on Exhibit A. CC, with respect to the Common Stock it agrees to purchase hereunder, shall be afforded substantially the same rights, privileges and preferences (including the benefit of any representations and warranties) as those afforded to the Holders pursuant to the Offering Documents.

(b)           Basic Subscription Commitment. Pursuant to the terms and subject to the conditions of this Agreement, in connection with the Rights Offering, CC hereby agrees to purchase a number of shares of Common Stock having an aggregate dollar value equal to the Basic Subscription Amount.

(c)            Over-Subscription Commitment. Pursuant to the terms and subject to the conditions of this Agreement, in connection with the Rights Offering, CC hereby agrees to purchase in connection with its over-subscription rights in the Rights Offering a number of shares of Common Stock up to an aggregate dollar value calculated by subtracting the Basic Subscription Amount (expressed in dollars) from the Total Subscription (expressed in dollars). As soon as reasonably practicable following the expiration date for receipt of subscriptions to the Rights Offering (the “Response Deadline”), the Company and the Subscription Agent shall determine the Over-Subscription Amount and provide notice thereof to CC. In connection with providing its completed subscription documentation to the Subscription Agent, CC will tender the Total Subscription amount to the Subscription Agent in accordance with the directions of the Subscription Agent, with such amounts to be applied to satisfy the commitment obligations set forth herein.

(d)           Backstop Commitment. Pursuant to the terms and subject to the conditions of this Agreement, to the extent that the aggregate value of the Basic Subscription Amount plus the Over-Subscription Amount is less than the Total Subscription, CC hereby agrees to purchase a number of shares of Common Stock, at a price per share equal to the Subscription Price, having an aggregate dollar value equal to the Backstop Amount. As soon as reasonably practicable following the Response Deadline, the Company and the Subscription Agent shall determine the Backstop Amount and provide notice thereof to CC.

(e)            Cutback. Upon written notice to CC, the Company may reduce the Total Subscription amount to a number, expressed in dollars, calculated by subtracting from the Total Offering Size the following: (i) the dollar value of all shares purchased by participants in the Rights Offering other than CC (exclusive of any other backstop commitments from other participants in the Rights Offering) plus (ii) the Pro Rata Backstop Participation of all parties other than CC multiplied by the Total Offering Backstop; provided, however, that in no event shall the Backstop Subscription Amount be reduced. To the extent the Total Subscription amount is reduced, the Subscription Agent shall return unused funds to CC.

Section 2    The Closing. Except as otherwise set forth in the Offering Documents, the closing of CC’s subscription for the Basic Subscription Amount, Over-Subscription Amount, and Backstop Amount, as applicable, shall take place as soon as reasonably practicable following the Response Deadline at a place mutually agreeable to the Company and CC (the “Closing”). At the Closing, (A) the Company shall deliver to CC (i) the certificates evidencing the shares of Common Stock subscribed for pursuant to Section 1 (or, if CC shall so request in writing at least three (3) business days before the Closing, such shares of Common Stock shall be delivered in electronic format), and (ii) the Backstop Fee, via wire transfer in accordance with the instructions provided by CC to the Company at least three (3) business days before the Closing, which, for the avoidance of doubt, shall be paid irrespective of the amount of the Over-Subscription Amount, and (B) the Subscription Agent shall disburse to the Company (i) the Basic Subscription Amount, (ii) the Over-Subscription Amount and, if any, (iii) the Backstop Amount.

Section 3    Representations and Warranties of the Company. As a material inducement to CC to enter into this Agreement and subscribe for the Rights, the Company hereby represents and warrants that:

(a)            Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite corporate power and authority to carry out the transactions contemplated by this Agreement, including, without limitation, the Rights Offering.

(b)           Capital Stock. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued. The Company has reserved sufficient authorized but unissued shares of Common Stock to consummate the Rights Offering on the terms set forth on Exhibit A hereto and the transactions contemplated hereby. All shares of Common Stock to be purchased by CC from the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued, fully paid and nonassessable.

(c)            Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which the Company is a party have been duly authorized by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in any violation of any statute, including, without limitation, the (x) Delaware General Corporation Law, (y) any applicable securities laws, or (z) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets. Except for the registration of the offer and sale of the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(d)           Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from CC as a result of the consummation of the transactions contemplated hereby (including, without limitation, the Rights Offering).

Section 4    Representations and Warranties of CC. As a material inducement to the Company to enter into this Agreement, CC hereby represents and warrants that:

(a)            Organization and Power. CC is a limited liability company duly organized, validly existing and in good standing and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. CC has all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted.

(b)           Authorization; No Breach. The execution of this Agreement by CC and the consummation by CC of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which CC is a party or by which CC is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over CC or its property or assets in each case in a manner that would adversely impact CC’s ability to subscribe for the Rights hereunder; and, except for the registration of the offer and sale of the Rights under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the Rights Offering, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by CC and the consummation by CC of the transactions contemplated hereby in each case in a manner that would adversely impact CC’s ability to subscribe for the Rights and perform its obligations hereunder.

(c)            Broker’s Fees. There is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of CC who might be entitled to any fee, commission or reimbursement of expenses from either the Company or any of its Affiliates as a result of consummation of the transactions contemplated hereby (including, without limitation, the Rights Offering).

Section 5    Conditions to Obligations of Each Party to Effect the Closing. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing of each of the following conditions:

(a)            The Shelf Takedown Documents shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Shelf Takedown Documents or otherwise shall have been complied with.

(b)           No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this agreement or any of the transactions contemplated hereby (including, without limitation, the Rights Offering), declare unlawful the transactions contemplated by this Agreement (including, without limitation, the Rights Offering) or cause such transactions to be rescinded.

(c)            The Rights Offering shall have been consummated in conformity with the requirements and conditions set forth in the Offering Documents.

Section 6    Conditions to Obligations of the Company to Effect the Closing. Subject to Section 5 above, the obligations of the Company to consummate the transactions contemplated hereby are subject to each of the representations and warranties of CC contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the date of the Closing as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date.

Section 7    Conditions to Obligations of CC to Effect the Closing. Subject to Section 5 above, the obligations of CC to consummate the transactions contemplated hereby and to purchase the Total Subscription amount are subject to each of the representations and warranties of the Company contained in this Agreement being true and correct in all material respects as of the date hereof and at and as of the date of the Closing as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct in all material respects at and as of such particular date as if made at and as of such particular date.

Section 8    Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Backstop Amount” means the amount calculated as follows: Total Subscription minus the sum of (i) the Basic Subscription Amount and (ii) the Over-Subscription Amount, which such aggregate dollar amount will be finally-determined by the Company and the Subscription Agent, as described in Section 1.

“Backstop Fee” means the amount calculated as follows: two percent (2%) of the Total Subscription, payable in cash.

“Basic Subscription Amount” means the aggregate dollar amount of the full pro-rata number of shares of Common Stock offered to CC pursuant to the Rights Offering before any allocation of over-subscription privileges.

“Commission” means the Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Over-Subscription Amount” means the aggregate dollar amount of the number of shares of Common Stock allotted to CC by the Subscription Agent in the Rights Offering, as described in Section 1; provided, however, that the sum of the Basic Subscription Amount plus the Over-Subscription Amount shall not exceed the Total Subscription.

“Person” means an individual, a partnership, a corporation, a limited liability company, association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Pro Rata Backstop Participation” with respect to any participant in the Total Offering Backstop Amount, is a percentage calculated as follows: the backstop amount of such participant divided by the Total Offering Backstop Amount.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agent” means Computershare Trust Company, N.A.

“Total Offering Size” means a number, expressed in dollars, equal to the maximum aggregate value of securities offered in the Rights Offering.

“Total Offering Backstop Amount” means a number, expressed in dollars, equal to the total backstop commitment of all parties agreeing to provide a backstop to the Rights Offering substantially similar to the Total Subscription, as may be reduced by cutback provisions substantially similar to those set forth in Section 1(e) of this Agreement.

Section 9    Termination. This Agreement may be terminated at any time prior to the Closing, as follows:

(a)            by mutual written consent of the Company and CC;

(b)           by either the Company or CC if any governmental entity shall institute any suit or action challenging the validity or legality of, or seeking to restrain the consummation of, the transactions contemplated by this Agreement (including, without limitation, the issuance of Rights pursuant to the Rights Offering);

(c)            by the Company, in the event CC has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that the Company has notified CC of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of such breach or for such longer period so long as such breach is curable by CC through the exercise of its reasonable efforts, and CC continues to exercise such reasonable efforts; and

(d)           by CC, in the event that the Company has breached any representation, warranty, or covenant contained in this Agreement, in any material respect, provided that CC has notified the Company of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of such breach or for such longer period so long as such breach is curable by the Company through the exercise of its reasonable efforts, and the Company continues to exercise such reasonable efforts.

Section 10 Miscellaneous.

(a)            Indemnification. Each party hereby releases and agrees to indemnify, defend and hold harmless the other party and its Affiliates, from and against losses resulting from the breach of any of the representations and warranties provided by such party hereunder; provided, however, the Company shall not be obligated to indemnify, defend or hold harmless CC or its Affiliates to the extent (i) CC suffers losses arising out of disclosure of material, non-public information by CC or its Affiliates to a third party and (ii) such disclosure has not been disclosed to the Company as of the date of this Agreement.

(b)           Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other party.

(c)            Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)            Construction. Whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. All references to Sections and Paragraphs refer to sections and paragraphs of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation.

(f)            Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

(g)           Counterparts; Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may be executed by facsimile signature.

(h)           Governing Law. This Agreement will be governed in all respects by the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

(i)             Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Backstop Agreement on the date first written above.

SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer CASEY CAPITAL, LLC By: /s/ Kevin Casey Name: Kevin Casey Title: Managing Member

EXHIBIT A
Material Terms of Rights Offering

Issuer	SMTC Corporation
Rights	Pro rata rights to purchase shares of SMTC Corporation common stock, par value $0.01, by existing stockholders and the 2018 Warrants Holders
Transferability	Non-transferable and non-assignable
Aggregate Offering Price	An amount to be determined by the Company, up to $10,000,000
Offering Price	$3.14 per share
Offered Shares	That number of common shares equal to the amount calculated by dividing the Aggregate Offering Price by the Offering Price
Standby Commitment	CC commitment to purchase the Backstop Amount